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                                 EXHIBIT 5


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                          Vinson & Elkins L.L.P.
                         3700 Trammell Crow Center
                             2001 Ross Avenue
                         Dallas, Texas  75201-2921


                                           March 21, 1994



Central Power and Light Company
539 North Carancahua Street
Corpus Christi, Texas  78401-2802


Ladies and Gentlemen:

     We have acted as special Texas counsel for Central Power and Light Company, a Texas corporation (the "Company"), in connection with the proposed issuance and sale by the Company from time to time of up to 750,000 shares of its Preferred Stock of the par value of $100 per share (the "Preferred Stock"). In connection with such proposed issuance and sale, the Company has filed a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering the Preferred Stock for sale from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act").

     Before rendering the opinion hereinafter set forth, we examined the Restated Articles of Incorporation of the Company, as amended through the date hereof (the "Restated Articles"), the Bylaws of the Company as in effect on the date hereof (the "Bylaws"), the form of resolution to be adopted by the Board of Directors of the Company (or a duly authorized committee thereof) to establish a series of Preferred Stock (as adopted with respect to each series of Preferred Stock, the "Resolution"), the form of Statement of Resolution Establishing Series of Shares of Preferred Stock to be filed with the Secretary of State of the State of Texas for the purpose of establishing a series of Preferred Stock (as filed with respect to each series of Preferred Stock, the "Statement of Resolution"), and the proposed form of Underwriting Agreement among the Company and the underwriters to be named therein (the "Underwriters") providing for the sale by the Company and the purchase by the Underwriters of the Preferred Stock (as executed with respect to each series of Preferred Stock, the "Underwriting Agreement"). In addition, we have examined such other documents and certificates and have reviewed such questions of law as we considered necessary or appropriate for the purposes of this opinion. In such examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to factual matters, with respect to information relevant to our opinions and in the possession of the Company, we relied without investigation, to the extent we deem such reliance appropriate, upon certificates given or representations made by the Company's duly authorized representatives.


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     Based upon such examination, and subject to the assumptions and qualifications set forth herein, we are of the opinion that, when the Registration Statement becomes effective under the Securities Act and all other provisions of the Securities Act (including all rules and regulations promulgated thereunder) applicable to the sale of the series of Preferred Stock being sold to the Underwriters (the "Offered Series") have been complied with, (b) the Board of Directors of the Company (or a duly authorized committee thereof) adopts the Resolution with respect to the Offered Series, (c) the Statement of Resolution with respect to the Offered Series is filed with the Secretary of State of the State of Texas, and (d) the certificates representing the shares of the Offered Series have been duly executed, countersigned and registered, and delivered to the Underwriters against the consideration therefor in accordance with the terms of the Underwriting Agreement, such shares of the Offered Series will be validly issued, fully paid and nonassessable.

     In rendering the foregoing opinion, we assumed that the Restated Articles and the Bylaws will remain in effect unaltered (except as amended by the filing of any Statements of Resolution) through the last date on which shares of Preferred Stock are sold to the Underwriters pursuant to any Underwriting Agreement, (e) the Resolution adopted, the Statement of Resolution filed and the Underwriting Agreement executed with respect to each Offered Series will be in the form examined by us in connection with the rendering of such opinion and (f) all shares of Preferred Stock will be issued in compliance with all applicable state securities and Blue Sky laws.

     We are counsel admitted to practice law in the State of Texas, and the foregoing opinion is limited to the laws of the State of Texas as in effect on the date hereof.

     This letter is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to us in the Registration Statement under the heading "Legal Opinions". In rendering the foregoing opinion and giving such consent, we do not admit that we are of the category of persons whose consent is required under Section 7 of the Securities Act.

                                         Very truly yours,


                                           /s/ VINSON & ELKINS L.L.P.
                                         Vinson & Elkins

JE/LM